EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2022 Financial Results

Company Exceeds Q122 EPS Targets; Company Increases High End of FY22 EPS Target Range

BEDFORD, Mass., May 4, 2022 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended April 2, 2022.

Colin Angle, chairman and chief executive officer of iRobot, stated, “Our recent tariff exclusion, combined with prudent cost management, enabled us to outperform our initial operating loss and net loss per share expectations for the first quarter of 2022. In terms of our first-quarter 2022 revenue, we delivered solid performances in the U.S. and Japan, which mostly was offset by a decline in EMEA. The first quarter was also highlighted by important progress to advance each element of our ‘INNOVATE. GET. KEEP. GROW.’ strategy.”

Commenting on the company’s outlook, Angle concluded, “Looking ahead, we plan to manage our business in ways that will enable us to navigate the potential for disruptions in the consumer marketplace, particularly in EMEA, primarily driven by a combination of heightened inflation and reduced consumer confidence stemming from the Russia-Ukraine war. While we still anticipate solid revenue growth in North America and our prospects in Japan are strengthening, we have reduced our full-year revenue growth expectations due primarily to the prospect of muted category growth in EMEA. Nevertheless, the combination of tariff-related savings and ongoing actions to carefully manage spending will help us preserve our profitability and enable us to slightly increase the high end of our FY22 EPS targets. We believe that our anticipated revenue and EPS trajectory in the second half of FY22 will leave us well positioned to deliver on our long-term financial targets.”

Financial Performance Highlights
•Revenue for the first quarter of 2022 was $292.0 million, compared with $303.3 million in the first quarter of 2021.
◦iRobot’s revenue in the U.S. grew 33% and the company’s revenue increased 25% in Japan for the first quarter of 2022 versus the same period one year ago. iRobot’s first-quarter 2022 revenue in EMEA declined 44% against a very strong quarter in EMEA one year ago.
◦Revenue from premium robots with an MSRP of $500 or more grew by over 30% in the first quarter of 2022. Mid-tier robots (with an MSRP between $300 and $499) and premium robots accounted for 86% of first-quarter 2022 robot sales, versus 84% from the prior year's first quarter.
◦Aeris air purifier revenue was approximately $3 million in the first quarter of 2022.
◦We estimate that iRobot’s first-quarter 2022 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, grew by 6% from the same period last year and represented approximately 62% of total quarterly revenue. Direct-to-consumer revenue of $41 million in the first quarter of 2022 grew 17% from the same quarter last year and represented 14% of total revenue.

•GAAP operating loss for the first quarter of 2022 was $23.3 million, compared with GAAP operating income of $6.4 million in the first quarter of 2021. First-quarter 2022 non-GAAP operating loss of $18.5 million compared with non-GAAP operating income of $15.0 million in the same period one year ago.
•GAAP net loss per share was $1.12 for the first quarter of 2022, compared with GAAP net income per share of $0.26 for the same period one year ago. Non-GAAP net loss per share was $0.66 for the first quarter of 2022 versus non-GAAP first-quarter 2021 net income per share of $0.41.
•As of April 2, 2022, the company’s cash, cash equivalents and short-term investments were $113.5 million, compared with $234.5 million at the end of 2021.

Q122 and Recent Business Highlights
•During the first quarter of 2022, iRobot further expanded its community of engaged, connected customers who have opted-in to its digital communications to approximately 14.9 million, a 40% increase over the same period one year ago.
•In mid-March, iRobot released version 4.0 of its Genius Home Intelligence platform, which delivers an array of new features and functionality for its fleet of WiFi-connected Roomba and Braava floor cleaning robots. Among the more significant capabilities of Genius 4.0 is the addition of Imprint Smart Mapping to the Roomba i3 Series, which enables customers to create customizable Smart Maps and then have their robot clean specific rooms via the iRobot Home app or through their preferred voice assistant. Genius 4.0 also adds towels and clothes to the range of objects that the Roomba j7 Series can identify and avoid, thereby further improving mission completion rates.
•During the first quarter of 2022, the Roomba j7 Series was introduced in Japan and other key markets around the world.
•On March 23, 2022, the United States Trade Representative reinstated the exclusion for robotic vacuum cleaners from Section 301 tariffs. This exclusion, which became retroactively effective on October 12, 2021, will extend through December 31, 2022.
•iRobot made solid progress during the first quarter to increase overall supply chain resiliency and continuity while also taking steps to increase efficiency across its warehouse network in North America.
•iRobot continued to build strong brand awareness while the company’s products continued to win major awards and receive favorable reviews. During the first quarter, iRobot was named to Newsweek’s ‘America’s Most Trustworthy Companies’ list and was named manufacturer of the year for robot vacuums by Chip.De. The Roomba j7 Series was lauded by Tom’s Guide, Better Homes & Gardens and TechHive in North America, La Vanguardia in Spain, BBC Science Focus Magazine in the U.K. and Presse Citron in France. In addition, the Aair 3-in-1 Pro air purifier was named a Product Design Finalist by IHA.
•In early April, in conjunction with supporting National Robotics Week, an event that iRobot founded and organized, the company introduced the Create 3, an advanced developer platform based on the Roomba i3 Series robot that is designed to promote higher-level exploration for those seeking to advance their education or career in robotics.

Financial Expectations
iRobot updated its full-year 2022 GAAP and non-GAAP financial expectations, which were originally issued on February 9, 2022. A detailed reconciliation between the company's GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2022 ending December 31, 2022:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.64 billion - $1.74 billion	—	$1.64 billion - $1.74 billion
Gross Profit	$586 million - $638 million	~($3 million)	$583 million - $635 million
Operating Income	$5.3 million - $21.3 million	~$39.7 million	$45 million - $61 million
(Loss) Earnings Per Share	($0.37) - $0.23	~$1.87	$1.50 - $2.10

First-Quarter 2022 Results Conference Call iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its first-quarter 2022 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	May 5, 2022
Time:	8:30 a.m. ET
Call-In Number:	785-424-1734
Conference ID:	31564

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s IR website at https://investor.irobot.com/events/event-details/q122-financial-results-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through May 12, and can be accessed by dialing either 402-220-2676 or 800-753-6121 (no conference ID necessary).

About iRobot Corp. iRobot, the leading global consumer robot company, designs and builds the world’s most thoughtful robots and intelligent home innovations that make life better. iRobot created the home robot cleaning category with the introduction of its Roomba® robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 40 million robots worldwide. iRobot's product portfolio features proprietary technologies and advanced concepts in cleaning, mapping and navigation. Leveraging this portfolio, iRobot engineers are working to build an ecosystem of robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, including with respect to 2022 revenue, gross profit, operating profit and EPS; our plans to manage our business in ways that will enable us to navigate potential disruptions in the consumer marketplace,; our expectation for solid revenue growth in North America; the strengthening of our business in Japan; and the reduction of our full-year revenue growth expectations due primarily to the prospect of muted category growth in EMEA; and our view that our anticipated revenue and EPS trajectory in the second half of FY22 will leave us well positioned to deliver on our long-term financial targets. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impacts of the Russia-Ukraine war and COVID-19 on our business, the industry and markets in which we operate, and the global economy; current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions;

market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 2, 2022	April 3, 2021
Revenue	$291,969	$303,261
Cost of revenue:
Cost of product revenue	183,633	180,092
Amortization of acquired intangible assets	821	225
Total cost of revenue	184,454	180,317
Gross profit	107,515	122,944
Operating expenses:
Research and development	42,529	41,920
Selling and marketing	61,065	50,990
General and administrative	26,698	23,440
Amortization of acquired intangible assets	510	205
Total operating expenses	130,802	116,555
Operating (loss) income	(23,287)	6,389
Other expense, net	(16,746)	(160)
(Loss) income before income taxes	(40,033)	6,229
Income tax benefit	(9,627)	(1,214)
Net (loss) income	$(30,406)	$7,443

Net (loss) income per share:
Basic	$(1.12)	$0.26
Diluted	$(1.12)	$0.26

Number of shares used in per share calculations:
Basic	27,051	28,257
Diluted	27,051	29,086

Stock-based compensation included in above figures:
Cost of revenue	$441	$362
Research and development	2,682	2,149
Selling and marketing	1,450	959
General and administrative	2,635	3,312
Total	$7,208	$6,782

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	April 2, 2022	January 1, 2022
Assets
Cash and cash equivalents	$112,038	$201,457
Short term investments	1,461	33,044
Accounts receivable, net	105,573	160,642
Inventory	331,085	333,296
Other current assets	96,749	61,094
Total current assets	646,906	789,533
Property and equipment, net	71,877	78,887
Operating lease right-of-use assets	31,262	37,609
Deferred tax assets	50,995	37,945
Goodwill	169,964	173,292
Intangible assets, net	26,627	28,410
Other assets	38,834	38,753
Total assets	$1,036,465	$1,184,429

Liabilities and stockholders' equity
Accounts payable	$172,908	$251,298
Accrued expenses	89,382	132,618
Deferred revenue and customer advances	13,298	11,767
Total current liabilities	275,588	395,683
Operating lease liabilities	36,904	43,462
Deferred tax liabilities	3,187	3,250
Other long-term liabilities	25,584	25,311
Total long-term liabilities	65,675	72,023
Total liabilities	341,263	467,706
Stockholders' equity	695,202	716,723
Total liabilities and stockholders' equity	$1,036,465	$1,184,429

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net (loss) income	$(30,406)	$7,443
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	11,241	7,501
Loss on equity investment	16,835	—
Stock-based compensation	7,208	6,782
Deferred income taxes, net	(15,571)	(95)
Other	1,539	1,582
Changes in operating assets and liabilities — (use) source
Accounts receivable	54,299	101,459
Inventory	(1,688)	(51,443)
Other assets	(26,734)	3,425
Accounts payable	(77,006)	(15,438)
Accrued expenses and other liabilities	(42,032)	(32,522)
Net cash (used in) provided by operating activities	(102,315)	28,694

Cash flows from investing activities:
Additions of property and equipment	(3,113)	(11,272)
Purchase of investments	(500)	(8,664)
Sales and maturities of investments	16,213	63,644
Net cash provided by investing activities	12,600	43,708

Cash flows from financing activities:
Proceeds from employee stock plans	797	2,589
Income tax withholding payment associated with restricted stock vesting	(1,524)	(4,756)
Net cash used in financing activities	(727)	(2,167)

Effect of exchange rate changes on cash and cash equivalents	1,023	(2,116)
Net (decrease) increase in cash and cash equivalents	(89,419)	68,119
Cash and cash equivalents, at beginning of period	201,457	432,635
Cash and cash equivalents, at end of period	$112,038	$500,754

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	April 2, 2022	April 3, 2021
Revenue by Geography: *
Domestic	$153,174	$114,772
International	138,795	188,489
Total	$291,969	$303,261

Robot Units Shipped *
Vacuum	865	971
Mopping	109	117
Total	974	1,088

Revenue by Product Category **
Vacuum***	$259	$270
Mopping and other****	33	33
Total	$292	$303

Average gross selling prices for robot units	$333	$319

Headcount	1,415	1,267

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

Tariff Refunds: iRobot’s Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on the Company’s products imported from China until December 31, 2022 and entitles the Company to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariffs paid in 2021 from our 2022 first-quarter non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving the company’s cost structure in support of the company’s strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of warehouses, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 2, 2022	April 3, 2021
GAAP Revenue	$291,969	$303,261

GAAP Gross Profit	$107,515	$122,944
Amortization of acquired intangible assets	821	225
Stock-based compensation	441	362
Tariff refunds	(11,727)	—
Restructuring and other	3,538	—
Non-GAAP Gross Profit	$100,588	$123,531
Non-GAAP Gross Margin	34.5%	40.7%

GAAP Operating Expenses	$130,802	$116,555
Amortization of acquired intangible assets	(510)	(205)
Stock-based compensation	(6,767)	(6,420)
Net merger, acquisition and divestiture expense	(109)	—
IP litigation expense, net	(3,487)	(1,140)
Restructuring and other	(825)	(213)
Non-GAAP Operating Expenses	$119,104	$108,577
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	40.8%	35.8%

GAAP Operating (Loss) Income	$(23,287)	$6,389
Amortization of acquired intangible assets	1,331	430
Stock-based compensation	7,208	6,782
Tariff refunds	(11,727)	—
Net merger, acquisition and divestiture expense	109	—
IP litigation expense, net	3,487	1,140
Restructuring and other	4,363	213
Non-GAAP Operating (Loss) Income	$(18,516)	$14,954
Non-GAAP Operating Margin	-6.3%	4.9%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 2, 2022	April 3, 2021
GAAP Income Tax Benefit	$(9,627)	$(1,214)
Tax effect of non-GAAP adjustments	9,891	1,398
Other tax adjustments	(706)	2,653
Non-GAAP Income Tax (Benefit) Expense	$(442)	$2,837

GAAP Net (Loss) Income	$(30,406)	$7,443
Amortization of acquired intangible assets	1,331	430
Stock-based compensation	7,208	6,782
Tariff refunds	(11,727)	—
Net merger, acquisition and divestiture expense	109	—
IP litigation expense, net	3,487	1,140
Restructuring and other	4,363	213
Loss (gain) on strategic investments	16,835	(38)
Income tax effect	(9,185)	(4,051)
Non-GAAP Net (Loss) Income	$(17,985)	$11,919

GAAP Net (Loss) Income Per Diluted Share	$(1.12)	$0.26
Amortization of acquired intangible assets	0.05	0.01
Stock-based compensation	0.27	0.23
Tariff refunds	(0.43)	—
Net merger, acquisition and divestiture expense	—	—
IP litigation expense, net	0.13	0.04
Restructuring and other	0.16	0.01
Loss (gain) on strategic investments	0.62	—
Income tax effect	(0.34)	(0.14)
Non-GAAP Net (Loss) Income Per Diluted Share	$(0.66)	$0.41

Number of shares used in diluted per share calculation	27,051	29,086

Supplemental Information
Days sales outstanding	33	20
GAAP Days in inventory	164	118
Non-GAAP Days in inventory	158	118

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 2, 2022	April 3, 2021
Section 301 Tariff Costs	$998	$3,383
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.3)%	(1.1)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.03)	$(0.09)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$(0.04)	$(0.09)

Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2022 GAAP to Non-GAAP Guidance
(unaudited)

FY-22
GAAP Gross Profit	$586 - $638 million
Amortization of acquired intangible assets	~$3 million
Stock-based compensation	~$2 million
Tariff refunds	~($12) million
Restructuring and other	~$4 million
Total adjustments	~($3) million
Non-GAAP Gross Profit	$583 - $635 million

FY-22
GAAP Operating Income	$5.3 - $21.3 million
Amortization of acquired intangible assets	~$5 million
Stock-based compensation	~$36.7 million
Tariff refunds	~($11.7) million
Net merger, acquisition and divestiture expense	~$0.1 million
IP litigation expense, net	~$5.2 million
Restructuring and other	~$4.4 million
Total adjustments	~$39.7 million
Non-GAAP Operating Income	$45 - $61 million

FY-22
GAAP Net (Loss) Income Per Diluted Share	($0.37) - $0.23
Amortization of acquired intangible assets	~$0.18
Stock-based compensation	~$1.34
Tariff refunds	~($0.43)
Net merger, acquisition and divestiture expense (income)	~$0.00
IP litigation expense, net	~$0.19
Restructuring and other	~$0.16
Loss on strategic investments	~$0.62
Income tax effect	~($0.19)
Total adjustments	~$1.87
Non-GAAP Net Income Per Diluted Share	$1.50 - $2.10

Number of shares used in diluted per share calculations	~ 27.3 million